UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

EAGLE BROADBAND, INC.
(Name of Registrant as Specified In Its Charter)

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101 Courageous Drive
League City, Texas 77573

Dear Eagle Shareholder:

We will hold our 2006 Annual Meeting of Shareholders at 1:30 p.m. Central Time on April 18, 2006, at the South Shore Harbour Resort & Conference Center, 2500 South Shore Blvd., League City, Texas 77573, and look forward to your attendance either in person or by proxy.

Information about the Annual Meeting, including matters on which shareholders will act, may be found in the notice of annual meeting and proxy statement accompanying this letter.

Your vote is particularly important this year. One of the proposals at this year’s meeting, the proposal to approve a one-for-thirty-five reverse stock split, may very well determine the future of the Company. In order for this proposal to pass, votes representing at least two-thirds (⅔) of our outstanding shares must be cast FOR the proposal. Each share of stock that you own represents one vote. If you do not vote your shares, it is the same as voting against this proposal.

Whether or not you plan to attend the meeting, please vote as soon as possible. You can vote by returning the enclosed proxy card, you can vote on the Internet at www.proxyvote.com, or you can vote by telephone according to the instructions on the enclosed proxy card.

The Annual Meeting agenda includes the election of directors, approval of an amendment to our Articles of Incorporation to effect a one-for-thirty-five reverse stock split of the shares of the Company’s common stock, and ratification of our independent registered public accounting firm. The Board of Directors recommends that you vote FOR election of the director nominees, FOR approval of the amendment to our Articles of Incorporation, and FOR ratification of appointment of our independent registered public accounting firm. Please refer to the proxy statement for detailed information on each of the proposals and the Annual Meeting.

This meeting is for Eagle Broadband shareholders. Only shareholders of record or their designated proxy are entitled to attend the meeting. All shareholders who attend the meeting will be required to show proof of ownership of Eagle Broadband stock such as a brokerage account statement and valid photo identification such as a current driver’s license or passport.

If you have any questions concerning the Annual Meeting or the matters to be voted on, please contact our Investor Relations department at (281) 538-6000 or send an email to investors@eaglebroadband.com. For questions regarding your stock ownership, you may contact our transfer agent, Registrar and Transfer Company, via email through their web site at www.rtco.com or by phone at (800) 368-5948. For questions related to voting, you may contact our proxy solicitors, The Altman Group, at (800) 761-6534.

Sincerely yours,

C. J. Reinhartsen
Chairman of the Board

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Notice of Annual Meeting of Shareholders
April 18, 2006
1:30 p.m. Central Time
———————————————————

You are cordially invited to attend our 2006 Annual Meeting of Shareholders, which will be held at 1:30 p.m. Central Time on April 18, 2006, at the South Shore Harbour Resort & Conference Center, 2500 South Shore Blvd., League City, Texas 77573. We are holding the Annual Meeting for the following purposes:

1)	To elect seven directors to three classes to serve until their respective terms expire or until their respective successors have been elected or appointed.

2)	To approve an amendment to the Articles of Incorporation to effect a one-for-thirty-five reverse stock split of all outstanding shares of the Company’s common stock.

3)	To ratify the appointment of Lopez, Blevins, Bork & Associates, LLP, as our independent registered public accounting firm for fiscal 2006.

4)	To act upon such other matters, if any, as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. We have not received notice of other matters that may be properly presented at the Annual Meeting.

Only shareholders of record at the close of business on February 17, 2006, will be entitled to vote at the Annual Meeting and any adjournments that may take place. For 10 days prior to the Annual Meeting, a list of shareholders entitled to vote will be available for inspection at our principal executive offices, 101 Courageous Drive, League City, Texas. If you would like to view the shareholder list, please call our Investor Relations department at (281) 538-6000 to schedule an appointment.

Registration will begin at 12:30 p.m. and seating will begin at 1:00 p.m. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding stock in brokerage accounts must bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Any shareholder attending the meeting may vote in person even if he or she has previously returned a proxy.

The Board of Directors

By: C. J. Reinhartsen
Chairman of the Board

March ___, 2006

YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING AND ENSURE THAT YOUR VOTE IS RECORDED PROMPTLY, YOU ARE REQUESTED TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE MEETING.

TABLE OF CONTENTS

PROXY STATEMENT

PROPOSAL 1

PROPOSAL 2

PROPOSAL 3

EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

Executive Employment Contracts

Report of the Compensation Committee on Executive Compensation

AUDIT COMMITTEE REPORT

Stock Price Performance Graph

Security Ownership of Certain Beneficial Owners and Management

Equity Compensation Plan Information

Certain Relationships and Related Transactions

Appendix A

———————————————————
PROXY STATEMENT
———————————————————

Our Board of Directors (the “Board”) solicits your proxy for the 2006 Annual Meeting of Shareholders to be held at 1:30 p.m. Central Time on Tuesday, April 18, 2006 at the South Shore Harbour Resort & Conference Center, 2500 South Shore Blvd., League City, Texas 77573, and at any postponement or adjournment of the meeting, for the purposes set forth in “Notice of Annual Meeting of Shareholders.”

Record Date and Share Ownership

Only shareholders of record at the close of business on February 17, 2006 will be entitled to vote at the Annual Meeting. The majority of the shares of common stock outstanding on the record date must be present in person or by proxy to have a quorum. As of the close of business on February 17, 2006, we had 303,086,275 outstanding shares of common stock. We made copies of this proxy statement available to shareholders beginning on or about March 2, 2006.

Submitting and Revoking Your Proxy

If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:

•	FOR the election of the director nominees set forth in “Proposal 1: Election of Directors.”

•	FOR approval of amendment to the Articles of Incorporation set forth in “Proposal 2: Approval of Amendment to the Articles of Incorporation.”

•	FOR ratification of the independent registered public accounting firm set forth in “Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm.”

In addition, if other matters are properly presented for voting at the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may properly be presented for voting at the Annual Meeting.

Your vote on Proposal 2 is critical. The approval of Proposal 2 is necessary to maintain the Company’s listing on the American Stock Exchange. The directors and management of the Company believe that such listing is necessary to provide the Company the resources it needs to fulfill its current business plan. In order for this proposal to pass, votes representing at least two-thirds (⅔) of our outstanding shares must be cast FOR the proposal. Each share of stock that you own represents one vote. If you do not vote your shares, it is the same as voting against this proposal.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. Most shareholders have three options for submitting their votes: (1) via the Internet, (2) by phone or (3) by mail. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves the Company significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. If you attend the Annual Meeting and are a registered holder, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the Annual Meeting. At this year’s Annual Meeting, the polls will close at 3:00 p.m. Central Time, and no further votes will be accepted after that time. We intend to announce preliminary results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the third quarter of fiscal 2006. If you have any questions about submitting your vote, call our Investor Relations department at (281) 538-6000.

You may revoke your proxy at any time prior to the close of the polls at 3:00 p.m. Central Time on April 18, 2006 by: (1) submitting a later-dated vote, in person at the Annual Meeting, via the Internet, by telephone or by mail, or (2) delivering instructions to our Corporate Secretary prior to the Annual Meeting via fax to (281) 538-1578 or by mail to Richard Sanger, Corporate Secretary, Eagle Broadband, Inc., at 101 Courageous Drive, League City, Texas 77573. If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions.

Votes Required to Adopt Proposals

Each share of our common stock outstanding on the record date will be entitled to one vote on each matter. The seven nominees for election as directors who receive the most votes “for” election will be elected. Ratification of the appointment of our independent registered public accounting firm requires an affirmative vote of the majority of the shares of common stock present or represented at the Annual Meeting. Approval of the amendment to our Articles of Incorporation requires an affirmative vote of two-thirds (⅔) of the shares of common stock outstanding.

For the election of directors, withheld votes do not affect whether a nominee has received sufficient votes to be elected. For the purpose of determining whether the shareholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Shares held by brokers that do not have discretionary authority to vote on a particular matter and that have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board has approved an amendment to our Bylaws providing for the classification of the Board of Directors. This amendment to the Bylaws divides the Board of Directors into three classes, each class as nearly equal in number as possible, serving staggered terms of three years.

At the Annual Meeting, two nominees will be elected to Class I, three nominees will be elected to Class II, and two nominees will be elected to Class III. If elected, each Class I director will hold office until the 2007 Annual Meeting of Shareholders or until his successor is elected and qualified. If elected, each Class II and III director will hold office until the Company’s Annual Meeting of Shareholders in 2008 and 2009, respectively or until his successor is elected and qualified.

The persons named as proxies in the accompanying proxy have been designated by the Board of Directors and, unless authority is withheld, will vote for the election of the nominees to the Board of Directors to their respective classes. If any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote either (1) for a substitute nominee designated by the present Board to fill the vacancy or (2) for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board. The Board has no reason to believe that any of the following nominees will be unwilling or unable to serve if elected as a director. All of the nominees have been previously elected as directors by the shareholders. This section contains the names and biographical information for each of the nominees.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE
ELECTION OF EACH OF THE FOLLOWING NOMINEES

CLASS I NOMINEES

David Micek (age 52) has served as President and Chief Executive Officer since April 2005 and as a Director since October 2005. From November 2004 to April 2005, Mr. Micek served as Chief Operating Officer of the company. From 2002 to 2003, Mr. Micek was president at Internet search company AltaVista Software. From 2000 to 2001, Mr. Micek was president and CEO of wireless networking company Zeus Wireless. From 1999 to 2000, he was president and CEO of broadband video applications company iKnowledge. From 1995 to 1997, Mr. Micek was vice president and general manager at Texas Instruments Software. He holds an MBA from the University of Southern California.

Robert L. Bach (age 57) has served as a Director since October 2005. Mr. Bach is an attorney with the Minneapolis, Minnesota law firm of Felhaber, Larson, Fenlon & Vogt, P.A., where he has practiced for 29 years. Mr. Bach is a civil trial specialist certified by the Minnesota State Bar Association. He received his J.D. from the University of Minnesota Law School and his B.A. from the University of Iowa.

CLASS II NOMINEES

Dr. Glenn A. Goerke (age 74) has served as a Director since March 2000. Dr. Goerke is president emeritus of the University of Houston and currently serves as a director of The Institute for the Future of Higher Education. He has served as vice president of Edusafe Systems, Inc. since 1996. From 1995 to 1997, Dr. Goerke served as president of the University of Houston. From 1991 to 1995, he served as president of the University of Houston - Clear Lake. Dr. Goerke holds a Ph.D. in Adult and Higher Education from Michigan State University and M.A. and B.A. degrees from Eastern Michigan University.

Lorne E. Persons, Jr. (age 59) has served as Director since March 2003. He has been a sales executive in the insurance industry since 1975. Since 1995, Mr. Persons has served as President of National Insurance Marketing Corporation, Aurora, Colorado, and is currently contracted to National States Insurance Company as a regional sales and recruiting director in a five-state area.

Dr. H. Dean Cubley (age 64) has served as a Director since March 1996, was chief executive officer from March 1996 to October 2003 and president from March 1996 until September 2001. Dr. Cubley has served as chairman of ERF Wireless, Inc. since 2004. From 1965 to 1984, Dr. Cubley worked for the NASA Manned Spacecraft Center in the Electromagnetic Systems Branch of the Engineering and Development Directorate. Dr. Cubley holds a Ph.D. in electrical engineering from the University of Houston and B.S. and M.S. in electrical engineering from the University of Texas.

CLASS III NOMINEES

C. J. (Jim) Reinhartsen (age 64) has served as a Director since November 2002 and as Chairman since April 2005. Since 1993, Mr. Reinhartsen has served as President of the Bay Area Houston Economic Partnership, formerly known as the Clear Lake Area Economic Development Foundation (CLAEDF). From 1988 to 1993, when he retired with 30 years service at Grumman, Mr. Reinhartsen was General Manager for the Grumman Corporation headquartered in Houston, Texas.

Judge James D. Yarbrough (age 50) has served as a Director of Eagle since October 2004. Since 1995, Judge Yarbrough has served as Chief Executive Officer and County Judge of Galveston County. From 1989 to 1994, Judge Yarbrough was the founder and President of James D. Yarbrough & Company. He also serves as a Director at American National Insurance Company, where he is Chairman of its Compensation Committee, and a member and financial expert for its Audit Committee.

Board Meetings and Committees

The Board held eleven meetings during the fiscal year ended August 31, 2005. Each Board member with the exception of Mr. Bach, who did not become a director until October 2005, attended at least 75% or more of the Board meetings held during the fiscal year ended August 31, 2005. As of the date of this Proxy Statement, the Board has three standing committees: the Compensation Committee, the Audit Committee and the Nominating Committee.

Director Independence

The Board of Directors has determined that each of Messrs. Bach, Goerke, Persons, Reinhartsen and Yarbrough are independent directors as defined in the listing standards of the American Stock Exchange. As part of its analysis, the Board of Directors determined that none of these independent directors has a direct or indirect material relationship with the Company that would interfere with the exercise of independent judgment.

Executive Committee

The Executive Committee of the Board consists of the Chairman of the Board, the Chairman of the Audit Committee, and the Chief Executive Officer of the company. The Executive Committee has the authority to consider and make decisions on all matters requiring Board approval that arise between scheduled meetings of the Board, including the authority to authorize the sale and issuance of shares of the company. However, the Executive Committee has no authority with respect to matters where action of the entire Board is required to be taken by Article 2.36B of the Texas Business Corporation Act.

Compensation Committee

The Compensation Committee of the Board reviews and approves salaries and incentive compensation for the Company’s executive officers. The Compensation Committee consists of three, non-employee directors: Messrs. Goerke, Persons and Reinhartsen (Compensation Committee Chair). Messrs. Goerke, Persons and Reinhartsen are independent as defined in the listing standards of the American Stock Exchange. The Compensation Committee held six meetings in the fiscal year ended August 31, 2005. Each director attended at least 75% or more of the Compensation Committee meetings held during the fiscal year ended August 31, 2005. The Report of the Compensation Committee is included in this Proxy Statement. In addition, the Board has adopted a written charter for the Compensation Committee, which is available on the Company’s website at www.eaglebroadband.com.

Audit Committee

The Audit Committee of the Board consists of three non-employee directors: Messrs. Goerke, Bach and Yarbrough (Audit Committee Chair). Each of Messrs. Goerke, Bach and Yarbrough are independent as defined in the listing standards of the American Stock Exchange. The Audit Committee engages the Company’s independent auditors, reviews the Company’s financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and the Company’s independent auditors prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into aspects of the Company’s internal accounting controls and financial affairs. The Audit Committee met nine times in the fiscal year ended August 31, 2005. Each director, with the exception of Mr. Bach, who did not become a director and audit committee member until October 2005, attended at least 75% or more of the Audit Committee meetings held during the fiscal year ended August 31, 2005.

The Board has determined that Mr. Yarbrough qualifies as an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Exchange Act. The Report of the Audit Committee is included in this Proxy Statement. In addition, the Board has adopted a written charter for the Audit Committee, which is available on the Company’s website at www.eaglebroadband.com.

Nominating Committee

The Nominating Committee consists of five non-employee directors: Messrs. Goerke (Nominating Committee Chair), Persons, Bach, Reinhartsen and Yarbrough. Each of Messrs. Goerke, Persons, Bach, Reinhartsen and Yarbrough are independent as defined in the listing standards of the American Stock Exchange. The Nominating Committee met six times in the fiscal year ended August 31, 2005. Each director, with the exception of Mr. Bach, who did not become a director and nominating committee member until October 2005, attended at least 75% or more of the Nominating Committee meetings held during the fiscal year ended August 31, 2005. The Board has adopted a written charter for the Nominating Committee, which is available on the Company’s website at www.eaglebroadband.com.

Consideration of Director Nominees

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board, the Nominating Committee has not specified any minimum qualifications for serving on the Board. However, the Nominating Committee endeavors to evaluate, propose and approve candidates with business experience and personal skills in finance, marketing, financial reporting and other areas that may be expected to contribute to an effective Board. The Nominating Committee seeks to assure that the Board is composed of individuals who have experience relevant to the needs of the Company and who have the highest professional and personal ethics, consistent with the Company’s values and standards. Candidates should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors

The Nominating Committee will utilize a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Nominating Committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating Committee, and may be considered at any point during the year. The Nominating Committee will consider properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating Committee. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating Committee. The Nominating Committee will also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder.

Communications with the Board

The Board has adopted the following policy for shareholders who wish to communicate any concern directly with the Board. Shareholders may mail or deliver their communication to the Company’s principal executive offices, addressed as follows:

Addressee (*)
c/o Corporate Secretary
Eagle Broadband, Inc.
101 Courageous Drive
League City, Texas 77573

*Addressees: Board of Directors; Audit Committee of the Board of Directors; Nominating Committee of the Board of Directors; Compensation Committee of the Board of Directors; name of individual director.

Copies of written communications received at such address will be forwarded to the addressee as soon as practicable.

Attendance at Annual Meetings

Members of the Board of Directors are encouraged to attend the Company’s Annual Meeting; however, attendance is not mandatory. All members of the Board, except Mr. Bach who was not a director at that time, attended the last Annual Meeting.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of three, non-employee directors, Messrs. Goerke, Persons and Reinhartsen (Compensation Committee Chair). None of the members of the Compensation Committee has been or is an officer or employee of the Company. None of the Company’s executive officers serves on the Board of Directors or compensation committee of a company that has an executive officer that serves on the Company’s Board or Compensation Committee. No member of the Company’s Board is an executive officer of a company in which one of the Company’s executive officers serves as a member of the Board of Directors or Compensation Committee of that company.

Compensation of Directors

Directors receive an annual fee of $20,000, paid in $5,000 quarterly payments. The Chairman of the Board receives an additional fee of $55,000 annually, which is paid on a monthly basis. Committee chairmen receive an annual fee of $5,000, with the exception of the Audit Committee chairman, who receives an annual fee of $10,000, all of which are paid quarterly. Directors receive $1,500 for each of the six regular meetings attended each year and $1,000 for each regularly scheduled committee meeting attended. In October 2005, each director received an option to purchase 100,000 shares of common stock at $0.165 per share. Directors are also eligible to receive grants of restricted stock based on the attainment of certain objectives by the company. Company employees that also serve as directors do not receive the abovementioned fees, stock options or restricted stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of the reports furnished to us and written representations that no other reports were required, during the fiscal year ended August 31, 2005, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with and no reports or transactions were filed late except for the following: Messrs. Blachno, Persons, Reinhartsen, Yarbrough, Goerke and Cubley failed to timely report transactions on Form 4 for the issuance of stock options, each of which were subsequently reported on Form 5 in November 2005. Messrs. Micek, Blachno, Yarbrough and Goerke failed to timely file Form 3 reports, which were subsequently filed in November and December 2005. Messrs. A. L. Clifford and Christopher W. Futer, directors of the Company until April 2005 and October 2005, respectively, failed to file a Form 4 for the issuance of stock options.

PROPOSAL 2
APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT

The Board proposes an amendment to the Company’s Articles of Incorporation (“Articles”) to effect a reverse split of the Company’s outstanding shares of common stock at a ratio of one (1) share for each thirty-five (35) shares currently issued and outstanding. For example, if a shareholder currently holds 35,000 shares of Eagle common stock before the split, they would own 1,000 shares after the split. If approved by the shareholders, the reverse split will reduce our issued and outstanding common stock from 303,086,275 shares to approximately 8,659,608 shares.

Purpose of the Proposed Amendment

On March 1, 2006, the American Stock Exchange (“Amex”) advised the Company that it deems a reverse split to be appropriate in order to increase the price of the Company’s common stock. Section 1003(f)(v) of the Amex Company Guide provides that the Amex will normally consider suspending trading in, or the delisting of, a security if an issuer fails to effect a reverse split within a reasonable time after being notified by the Amex that it deems such action to be appropriate. Therefore, the Board has determined that it is in the best interest of the shareholders to amend the Company’s Articles to effect a reverse split. As described below, the reverse split, if approved, will have the effect of increasing the number of authorized shares of common stock available for issuance.

Procedure for Effecting the Reverse Stock Split

If our shareholders approve the reverse stock split proposal, we will file Amended and Restated Articles of Incorporation (“Amended Articles”) with the Secretary of State of the State of Texas through which thirty-five (35) shares of common stock issued and outstanding (“Old Shares”) will be converted into one fully paid and nonassessable share of common stock (“New Shares”), with any fractional shares that result from such reverse stock split to be rounded to the nearest whole share of common stock. The text of the Amended Articles to effect the reverse stock split will be in substantially the form attached hereto as Appendix A. Beginning at the effective time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares. The reverse stock split will not change the number of authorized shares of common stock or preferred stock or the par value of our common stock or preferred stock. Except for any changes as a result of the treatment of fractional shares, each shareholder will hold the same percentage of common stock outstanding after the reverse stock split as such shareholder did immediately prior to the split. The text of the form of Amended Articles attached to this proxy statement is subject to modification to include such changes as may be required by the Office of the Secretary of State of the State of Texas and as the Board of Directors deems necessary and advisable to effect the reverse stock split, including the insertion of the effective time determined by the Board of Directors.

Principal Effects of the Reverse Stock Split

If approved, the reverse stock split will have the following effects:

•	Thirty-five Old Shares owned by a shareholder will be exchanged for one New Share.

•	The number of shares of our common stock issued and outstanding will be proportionately reduced.

•
Proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of our common stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split.

•
Proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding convertible debentures entitling the holders thereof to convert amounts due under such debentures into shares of our common stock, which will result in approximately the same aggregate amount converted upon exercise of such conversion rights immediately preceding the reverse stock split.

•	The number of shares reserved for issuance under our existing stock option plans and employee stock purchase plans will be reduced proportionately.

Fractional Shares

No scrip or fractional certificates will be issued in connection with the reverse stock split. Instead, any fractional share that results from the reverse stock split will be rounded to the nearest  whole share of our common stock. For those shareholders with less than eighteen (18) shares of common stock prior to the reverse stock-split, the resulting fractional shares will be cancelled. The Board of Directors determined to cancel these fractional shares due to the low price of the common stock weighed against the cost of issuing a de minimis amount of cash in lieu of fractional shares. If approved, the reverse stock split will result in some shareholders owning “odd lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Accounting Matters

The reverse stock split will not affect the par value of our common stock. As a result, as of the effective time of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be restated because there will be fewer shares of our common stock outstanding.

Authorized Shares

If approved, the reverse stock split will result in an increase in the number of authorized shares of common stock available for issuance due to the reduction in the number of shares of our common stock issued and outstanding. As of February 1, 2006, we had 350,000,000 shares of common stock and 5,000,000 shares of preferred stock authorized. If approved by the shareholders, the reverse split will reduce our issued and outstanding common stock from 303,086,275 shares to approximately 8,659,608 shares. These authorized but unissued shares will be available for issuance, and we may issue such shares for the following purposes or otherwise.

On February 10, 2006, the Company entered into a series of agreements with Dutchess Private Equities Fund, L.P., pursuant to which Dutchess will provide a $5,000,000 equity line of credit for the Company. In this transaction, Dutchess also purchased an $822,500 convertible debenture from the Company, which may result in the issuance of approximately 9,100,000 shares upon conversion (approximately 260,000 shares on a post-reverse split basis). Dutchess also received a warrant to purchase approximately 2,700,000 shares of the Company’s common stock (approximately 78,000 shares on a post-reverse split basis). On February 16, 2006, the Company filed a registration statement on Form S-1 with the SEC to register the resale of 24,180,556 shares (690,873 shares on a post-reverse split basis) of common stock that could be issued under the equity line of credit, the convertible debenture and the warrant.

While Dutchess has committed to purchase up to $5,000,000 of the Company’s common stock under the equity line of credit, the Company was only able to register 12,300,000 shares (351,429 shares on a post-reverse split basis) for this purpose due to the current limitation on its authorized capital. At current market prices, these shares would allow the Company to raise about $1,300,000 under the equity line of credit. In order for the Company to have access to the capital necessary to continue operations for the next several months, the Company needs to register at least 35,000,000 additional shares (1,000,000 shares on a post-reverse split basis), which would provide access to the full $5,000,000 under the equity line of credit.

In addition to the Dutchess transaction, the Company recently announced that it reached a settlement agreement with The Tail Wind Fund Ltd. to settle a lawsuit against the Company in which Tail Wind was seeking $25,000,000 in damages. The Company was able to settle this dispute for an aggregate amount of $5,000,000, which is to be paid with a combination of cash, common stock and convertible notes. Pursuant to that settlement agreement, the Company agreed to issue shares of its common stock valued at $1,750,000 and two convertible notes in the aggregate principal amount of $2,750,000. The remaining $500,000 is to be paid in cash over a 24-month period. The Company estimates it will need at least 40,000,000 shares (1,142,857 shares on a post-reverse split basis) to satisfy its obligations under the settlement agreement and convertible notes.

Possible Effects of Approving the Proposed Amendment

While the purpose of the proposed amendment is to increase the price of our common stock, there can be no assurance that the total market capitalization of our common stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of our common stock following the reverse split will either exceed or remain higher than the current per share market price. There can be no assurance that the market price per share of the New Shares after the reverse split will rise or remain constant in proportion to the reduction in the number of the Old Shares outstanding before the reverse stock split. For example, based on the closing market price of our common stock on March 3, 2006 of $0.12 per share, there can be no assurance that the post-split market price of our common stock will be $4.20 per share or greater. Accordingly, the total market capitalization of our common stock after the proposed reverse split may be lower than the total market capitalization before the proposed reverse split and, in the future, the market price of our common stock following the reverse split may not exceed or remain higher than the market price prior to the proposed reverse split. In many cases, the total market capitalization of a company following a reverse split is lower than the total market capitalization before the reverse split.

As described above, if the shareholders approve the proposed amendment, the Board of Directors will have the ability to issue additional shares of common stock without further vote of our shareholders, except as provided under Texas corporate law or under the rules of any securities exchange on which shares of common stock are then listed. Current holders of common stock have no preemptive or similar rights, which means that current shareholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership thereof. The issuance of additional shares of common stock would decrease the proportionate equity interest of our current shareholders and, depending upon the price paid for such additional shares, could result in dilution to our current shareholders. The issuance of additional shares of common stock could also depress the market price of our stock.

Possible Effects of NOT Approving the Proposed Amendment

If the shareholders do not approve the proposed amendment, the Amex will likely either suspend trading in or de-list our common stock. If our common stock were de-listed from the Amex, the Company believes that the liquidity in the trading market for its common stock would be significantly decreased, which would likely reduce the trading price, increase the transaction costs of trading shares of our common stock, and make it more difficult for the Company to raise capital.

In addition, the lack of authorized shares available for issuance will result in the Company not being able to fully utilize the Dutchess equity line of credit. The Company plans to use the capital available under the equity line of credit for manufacturing of set-top boxes, further development of SatMAX™, and further launches of IPTVComplete™ installations. Furthermore, the Company will not be able to conclude the settlement of the Tail Wind litigation on the terms described above. This could result in the Company becoming insolvent, forcing it to cease operations and liquidate its assets.

No Dissenter’s Rights

Under the Texas Business Corporation Act, our shareholders are not entitled to dissenter’s rights with respect to the proposed approval of the Amended Articles to effect the reverse stock split and the reduction in the number of authorized shares of common stock and we will not independently provide our stockholders with any such right.

Federal Income Tax Consequences of the Reverse Split

The following is a summary of important tax considerations of the reverse split. It addresses only shareholders who hold the pre-reverse split shares and post-reverse split shares as capital assets. It does not purport to be complete and does not address shareholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-reverse split shares as part of a straddle, hedge, or conversion transaction, stockholders who hold the pre-reverse split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”), shareholders who are subject to the alternative minimum tax provisions of the Code, and shareholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. Each shareholder is advised to consult his or her tax advisor as to his or her own situation.

The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the reverse split qualifies as a reorganization, because no cash or other consideration would be paid to our shareholders in lieu of fractional shares or otherwise in connection with the reverse stock split, a shareholder will not recognize gain or loss on the reverse stock split. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefore, and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged.

No gain or loss will be recognized by the Company as a result of the reverse stock split.

Required Vote

The affirmative vote of the holders of at least two-thirds (⅔) of the outstanding shares of common stock entitled to vote is required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE ADOPTION OF THIS PROPOSAL

PROPOSAL 3
RATIFY THE APPOINTMENT OF LOPEZ, BLEVINS, BORK & ASSOCIATES, LLP

The Audit Committee has selected Lopez, Blevins, Bork & Associates, LLP (“Lopez & Associates”) as our independent auditors for the fiscal year ended August 31, 2006, subject to shareholder ratification. In the event this ratification is not approved by our shareholders, the Audit Committee will review their future selection of auditors.

We expect that a representative of Lopez & Associates will attend the Annual Meeting, and the representative will have an opportunity to make a statement if she or he so desires. The representative will also be available to respond to appropriate questions from shareholders.

Principal Accounting Fees and Services.

Fees for services provided by Lopez & Associates for the fiscal years ended August 31, 2005 and 2004, and by Malone & Bailey for the fiscal year ended August 31, 2004, were as follows:

Audit Fees

The aggregate fees billed to the Company by Lopez & Associates for the audit of the Company’s annual financial statements and for the review of the financial statements included in the Company’s quarterly reports on Form 10-Q totaled $164,625 and $9,420 in the fiscal years ended August 31, 2005 and 2004, respectively. The aggregate fees billed to the Company by Malone & Bailey for the audit of the Company’s financial statements and for the review of the financial statements included in the Company’s quarterly reports on Form 10-Q totaled $137,717 in the fiscal year ended August 31, 2004.

Audit-Related Fees

The aggregate fees billed to the Company by Lopez & Associates for assurance and related services totaled $3,300 and $-0- in the fiscal years ended August 31, 2005 and 2004, respectively, which were for audits of our employee benefit plans.

Tax Fees

There were no fees billed to the Company by Lopez & Associates for tax compliance, tax advice or tax planning services in the fiscal years ended August 31, 2005 and 2004.

All Other Fees

There were no fees billed to the Company by Lopez & Associates, other than the services described above, for the fiscal years ended August 31, 2005 and 2004.

Policy on Audit Committee Pre-Approval and Permissible Non-Audit Services of Independent Auditors

The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company or perform other audit, review or attestation services for the Company, and each such public accounting firm reports directly to the Audit Committee. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent public accounting firm. The Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence as well as whether the independent public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors and input from the Company’s management. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of the independent public accounting firm. During the fiscal year ended August 31, 2005, all of the services related to the audit or other fees described above were pre-approved by the Audit Committee and none were provided pursuant to any waiver of the pre-approval requirement.

Required Vote

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and voting at the meeting will be required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF LOPEZ, BLEVINS BORK & ASSOCIATES, LLP
AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING AUGUST 31, 2006.

Executive Officers

Please see Proposal 1 for biographical information with respect to our President and Chief Executive Officer, David Micek.

Richard Sanger, Jr. (Age 61) joined the Company in July 2004 as Chief Board Administrative Officer, was appointed Corporate Secretary in October 2005, and was promoted to Vice President of Administration in December 2005. From 2003 to 2004, Mr. Sanger was President of the Performance Technology Division of Pro Technik, Inc., the largest independent Porsche racing and repair facility in the southwest United States. From 1997 to 2003, Mr. Sanger served as Chief Financial and Development Officer and then as Vice President and General Manager of the Diversified Programs Group of GB Tech, Inc., an engineering and scientific services company based in Houston, Texas. Mr. Sanger holds a B.A. in History from Trinity College and an M.B.A. from the University of Virginia Darden Graduate School of Business.

Executive Compensation

The following table contains compensation data for our named executive officers for the fiscal years ended August 31, 2005, 2004 and 2003.
SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)		All Other Compensation ($)
David Micek (1) President & CEO	2005 2004 2003	178,154 — —		— — —	— — —	— — —	7,200,000 — —		— — —
Eric Blachno (2) Chief Financial Officer	2005 2004 2003	163,857 — —		— — —	— — —	— — —	500,000 — —	(3)	77,562 (4) — —
Randall Shapiro (5) Vice President, Marketing	2005 2004 2003	190,000 166,931 —		— — —	— — —	— — —	200,000 810,000 —		— — —
Richard Sanger, Jr. (6) Vice President of Administration	2005 2004 2003	150,000 13,269 —		— — —	— — —	— — —	— 225,000 —		— — —
David Weisman (7)	2005 2004 2003	179,806 345,120 —	(8)	— — —	— — —	— — —	— 1,237,500 —		(9) — —
H. Dean Cubley (10)	2005 2004 2003	74,716 275,558 275,000		— — —	— — —	— — —	50,000 2,037,500 300,000		(11) — —

(1) Mr. Micek was named Chief Operating Officer in November 2004 and President & Chief Executive Officer in April 2005.

(2) Mr. Blachno was named Chief Financial Officer in November 2004. In January 2006, the Company entered into an agreement with Mr. Blachno, pursuant to which he resigned effective as of January 3, 2006. Under the agreement, Mr. Blachno will receive severance payments over a six-month period equal to six months salary. In connection with entering into the agreement, the Employment Agreement between Mr. Blachno and the Company dated November 4, 2004, was terminated. The severance payments provided for in the Agreement will be made in lieu of all compensation, bonuses, benefits and claims Mr. Blachno may have had under the Employment Agreement.

(3) Pursuant to the Employment Resignation Agreement with Mr. Blachno, these options have been canceled.

(4) Pursuant to his employment agreement, the Company reimbursed Mr. Blachno for his relocation expenses.

(5) Mr. Shapiro’s employment agreement expired on November 30, 2005 and was not renewed. A bonus in the amount of $146,000 (net of taxes) is owed to Mr. Shapiro under the terms of that agreement, which is currently being paid over a four-month period.

(6) Mr. Sanger joined the Company in July 2004 as Chief Board Administrative Officer and was promoted to Vice President of Administration in December 2005.

(7) Mr. Weisman served as Chief Executive Officer from October 2003 to April 2005.

(8) Mr. Weisman’s total compensation for the fiscal year ending August 31, 2004, includes salary and consulting fees.

(9) In December 2003, Mr. Weisman agreed to cancel options to purchase an aggregate of 1,200,000 shares of common stock with exercise prices ranging from $0.41 to $0.75 per share, in exchange for an exchangeable promissory note in the amount of $1,362,000, representing the difference between the market price and exercise prices on the date of cancellation of the vested options and to include any amount that became vested subsequent thereto (“Guaranteed Value”). Pursuant to the terms of the note, the Company reissued options to Mr. Weisman in 2004 to purchase 1,200,000 shares at the same exercise prices and continued to guarantee Mr. Weisman the Guaranteed Value, less any profit obtained from the sale of the vested options. In January 2005, Mr. Weisman exercised options to purchase 1,200,000 shares (representing all of the options then owned by Mr. Weisman), obligating the Company under the guarantee obligation in the note to pay Mr. Weisman. In June 2005, Mr. Weisman entered into a note exchange agreement with the Company pursuant to which the Company issued 3,377,778 shares of Company common stock to Mr. Weisman to fully satisfy the Company’s outstanding guarantee obligation under the note. (See “Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values” below.)

(10) Dr. Cubley served as Chief Executive Officer from March 1996 until October 2003.

(11) In December 2003, Dr, Cubley agreed to cancel options to purchase an aggregate of 9,975,000 shares of common stock at an exercise price of $0.41 per share, in exchange for an exchangeable promissory note in the amount of $2,680,000, representing the difference between the market price and exercise price on the date of cancellation of the vested options and to include any amount that became vested subsequent thereto (“Guaranteed Value”). Pursuant to the terms of the note, the Company reissued options to Dr. Cubley in 2004 to purchase 9,975,000 shares at an exercise price of $0.41 per share and continued to guarantee Dr. Cubley the Guaranteed Value, less any profit obtained from the sale of the vested options. In December 2004 and January 2005, Dr. Cubley exercised options to purchase 2,000,000 shares (representing all of the options then owned by Dr. Cubley, except for the right to purchase 37,500 shares at $1.00 per share), obligating the Company under the Guarantee obligation in the note to pay Dr. Cubley. (See “Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values” below.)

The following table sets forth information concerning individual grants of stock options made during the fiscal year ended August 31, 2005, to our named executive officers. No stock appreciation rights were issued during the fiscal year.

Options Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)	Percentage of Total Options Granted to Employees in Fiscal Year (1)	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($) (2)
					5%	10%
David Micek	500,000 6,700,000	5.5% 74.1%	0.61 0.19	10/31/09 10/31/09	83,474 310,302	184,255 676,357
Randall Shapiro	200,000	2.2%	0.78	09/01/08	31,028	66,343
Richard Sanger, Jr.	—	—	—	—	—	—
David Weisman	—	—	—	—	—	—
H. Dean Cubley	50,000	*	0.78	09/30/09	10,607	23,397

* Less than 1%

(1) Percentages are based on a total of 9,037,618 shares subject to options granted to employees during fiscal 2005.

(2) In accordance with SEC rules, these columns show gains that could accrue for the respective options, assuming that the market price of our common stock appreciates from the date of grant until the expiration date at an annualized rate of 5% and 10%, respectively. If the stock price does not increase above the exercise price at the time of exercise, realized value to the named executives from these options will be zero.

(3) Pursuant to the Employment Resignation Agreement with Mr. Blachno, these options have been canceled.

The following table sets forth information concerning option exercises during the fiscal year ended August 31, 2005, and option holdings as of August 31, 2005, with respect to our named executive officers. No stock appreciation rights were outstanding at the end of the fiscal year.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David Micek	—	—	883,334	6,316,666	—	—
Randall Shapiro	—	—	710,000	300,000	—	—
Richard Sanger, Jr.	—	—	131,250	93,750	—	—
David Weisman	1,200,000	1,362,000	37,500	—	—	—
H. Dean Cubley	2,000,000	2,680,000	117,756	75,000	—	—

Executive Employment Contracts

Mr. Micek’s amended employment agreement provides for an annual salary of $275,000, and is effective through May 2008, which shall be extended until May 2010, if agreed by both parties. Under the terms of his original employment agreement, Mr. Micek was granted the right to purchase 500,000 shares of Company common stock at a price per share of $0.61, which vests over 36 months. In May 2005, Mr. Micek's employment agreement was amended and he was granted the right to (i) receive an option to purchase 6,700,000 shares at an exercise price of $0.19 per share, vesting over a 36-month term, which vesting accelerates upon a change of control or termination of employee without cause, and (ii) receive 2,000,000 shares of restricted stock (which have not yet been issued), which vest upon Mr. Micek’s or the Company’s attainment of certain objectives and/or Company milestones, which to date have not been satisfied. Mr. Micek receives customary fringe benefits.

Mr. Sanger’s employment agreement, dated July 21, 2004, provides for an annual salary of $150,000. Upon his promotion to Vice President of Administration, Mr. Sanger’s salary was increased to $175,000 per year. The employment agreement has a two-year term. Mr. Sanger was granted an option to purchase 225,000 shares of Company common stock at a price per share of $0.78, which vests over 24 months. Mr. Sanger receives customary fringe benefits.

Report of the Compensation Committee on Executive Compensation

Decisions on compensation of the Company’s executive officers are made by the Compensation Committee of the Board. The Compensation Committee is composed solely of independent, non-employee directors. The Compensation Committee is responsible for all elements of executive compensation including base salary and other benefit programs for key executives.

The goals of the Company’s executive compensation program are to (i) pay competitively to attract, retain and motivate executives who must operate in a highly competitive and technologically specialized environment, (ii) relate total compensation for each executive to overall Company performance as well as individual performance, and (iii) align executives’ performances and financial interests with shareholder value.

Base Salary

Base salary ranges are developed after considering the recommendations of professional compensation consultants who conduct annual compensation surveys of similar companies. Base salaries within these ranges are targeted to be competitive in relation to salaries paid for similar positions in comparable companies. On an annual basis, the Compensation Committee reviews management recommendations for executives’ salaries utilizing the results of survey data for comparable executive positions. Individual salary determinations within the established ranges are made based on position accountabilities, experience, sustained individual performance, overall Company performance, and peer comparisons inside and outside the Company, with each factor being weighed reasonably in relation to other factors.

Stock Options

Stock option plans are used to align the long-term financial interests of executives with those of shareholders. On October 18, 2005, the Company’s shareholders approved the 2005 Employee Stock Option Plan (“2005 Plan”), which provides for the grant of options that may be “Incentive Stock Options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options, or a combination of both, as determined by the Compensation Committee. The 2005 Plan covers a total of 30,000,000 shares of the Company’s common stock, and is administered by the Compensation Committee.

In April 2005, the Board of Directors named then Chief Operating Officer, David Micek, as the Company’s President and Chief Executive Officer. Mr. Micek’s employment contract was subsequently amended in May 2005 providing, among other things, Mr. Micek the right to receive an option to purchase 6.7 million shares of the Company’s common stock. The stock option was issued in December 2005, subsequent to shareholder approval of the 2005 Plan.

Restricted Stock

The 2005 Plan also provides that the Compensation Committee may issue shares of restricted stock to persons eligible under the plan. Mr. Micek’s amended employment agreement provides him the right to receive 2,000,000 shares of restricted stock, which vest upon his or the Company’s attainment of certain objectives and/or Company milestones, which to date have not been satisfied. These shares of restricted stock will be issued upon the Company’s receipt of listing approval from the American Stock Exchange.

Compensation of the Chief Executive Officer

The Compensation Committee determines the Chief Executive Officer’s salary and other compensation elements based on performance. The CEO’s salary is established within a salary range recommended by an independent compensation consulting firm. The Compensation Committee believes that the stock options and restricted stock granted to Mr. Micek provide the necessary long-term incentives, and align Mr. Micek’s performance and financial interests with shareholder value. Mr. Micek’s efforts during his limited time as CEO have not only resulted in improved Company performance, but have also positioned the Company for continued success in the future.

The Compensation Committee believes that its actions in fiscal 2005 have been consistent with and have effectively implemented the Company’s overall executive compensation policies.

Glenn A. Goerke
C. J. Reinhartsen
Lorne E. Persons

Audit Committee Report

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. The Audit Committee recommends to the Board of Directors, subject to shareholder approval, the selection of the Company’s independent accountants. The Audit Committee is comprised of Messrs. Goerke, Bach and Yarbrough (Audit Committee Chair). Messrs. Goerke, Bach and Yarbrough are independent directors, as defined by the American Stock Exchange's listing standards.

Management is responsible for our internal controls. Our independent auditors, Lopez & Associates, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to financial reporting, and reviews the results and scope of the audit and other services provided by Lopez & Associates.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and Lopez & Associates, nor can the Audit Committee certify that Lopez & Associates is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel, and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee members in business, financial, and accounting matters.

In this context, the Audit Committee has met and held discussions with management and Lopez & Associates. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Lopez & Associates. The Audit Committee discussed with Lopez & Associates matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Lopez & Associates also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Lopez & Associates their independence.

Based upon the Audit Committee’s discussion with management and Lopez & Associates and the Audit Committee’s review of the representations of management and the report of Lopez & Associates to the Audit Committee, the Audit Committee recommended that the Board of Directors include the Company’s audited consolidated financial statements in the Eagle Broadband, Inc. Annual Report on Form 10-K for the year ended August 31, 2005 filed with the Securities and Exchange Commission.

Robert Bach
Glenn Goerke
James Yarbrough

Stock Price Performance Graph

Below is a comparison of the cumulative total shareholder return on the Company’s common stock against the cumulative total return of the NASDAQ (U.S.) Index and the communications equipment peer group for the period of five fiscal years commencing August 31, 2000, and ending August 31, 2005. The graph and table assume that $100 was invested on August 31, 2000, in each of the Company’s common stock, the NADAQ Index and the peer group, and that all dividends were reinvested. The comparison shown is based upon historical data. The stock price performance shown below is not necessarily indicative of, nor intended to forecast, the potential future performance of the Company’s common stock.

	August 31,
	2000	2001	2002	2003	2004	2005
Eagle Broadband, Inc.	$100	$13	$8	$7	$14	$3
Communications Equipment, NEC	$100	$21	$9	$14	$14	$14
NASDAQ (U.S.)	$100	$43	$33	$45	$46	$54

Security Ownership of Certain Beneficial Owners and Management.

As of February 1, 2006, a total of 303,086,275 shares of our common stock were outstanding. The following table sets forth, as of the date of this prospectus, certain information with respect to shares beneficially owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (b) each of our current directors, (c) the executive officers named in the Summary Compensation Table above (as of August 31, 2005), and (d) all current directors and executive officers as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the business address of the individuals listed is Eagle Broadband, Inc., 101 Courageous Drive, League City, Texas 77573.

SHARES BENEFICIALLY OWNED AS OF FEBRUARY 1, 2006
Name and Address of Beneficial Owner	Shares Owned		Shares Covered by Exercisable Options (1)	Total (1)	Percent of Class (1)
Frorer Partners, L.P. 15 North Balch Street, Hanover, NH 03755	19,709,222		—	19,709,222	6.3%
David Micek	—		2,283,334	2,283,334	*
H. Dean Cubley	1,117,333		167,756	1,285,089	*
Randall Shapiro (2)	79,600		710,000	789,600	*
Robert Bach	618,179	(3)	75,000	693,179	*
Lorne Persons, Jr.	297,993		175,000	472,993	*
Glenn Goerke	158,656		175,000	333,656	*
C. J. Reinhartsen	106,597		175,000	281,597	*
Richard Sanger, Jr.	—		196,875	196,875	*
David Weisman 390 Interlocken Crescent, Suite 900 Broomfield, CO 80021	120,478		37,500	157,978	*
James Yarbrough	—		125,000	125,000	*
Eric Blachno (4)	—		—	—	*
All current directors and executive officers as a group (8 persons)	2,298,758		3,372,965	5,671,723	1.8%

* Less than 1%

(1)	Includes options exercisable within 60 days of February 1, 2006.

(2)	Mr. Shapiro served as Vice President, Marketing, until November 30, 2005.

(3)	Includes 20,000 shares held in a trust of which Mr. Bach is a trustee.

(4)
In January 2006, the Company entered into an agreement with Mr. Blachno, pursuant to which he resigned effective as of January 3, 2006. Pursuant to the Employment Resignation Agreement, all stock options were canceled.

Equity Compensation Plan Information

On February 1, 2006, the Executive Committee of the Board adopted a resolution to amend the 2005 Employee Stock Option Plan to reduce the number of shares available under the plan from 30,000,000 to 20,000,000. On February 16, 2006, the Company filed a post-effective amendment to Form S-8 to deregister 10,000,000 of the 30,000,000 shares registered on December 2, 2005.

	As of August 31, 2005
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	11,737,968	$ 0.43	8,262,032
Equity compensation plans not approved by security holders	—	—	—
Total	11,737,968	$ 0.43	8,262,032

Certain Relationships and Related Transactions

In June 2005, the Company entered into a note exchange agreement with David Weisman, a former officer and director, pursuant to which the Company issued 3,377,778 shares of Company common stock to Mr. Weisman to fully satisfy the Company’s outstanding obligation under the note described in Note 7 to the Summary Compensation Table above. (Also see Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values above.)

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be included in the Company’s Proxy Statement and form of proxy relating to the 2007 Annual Meeting of Shareholders must be received by the Corporate Secretary, Eagle Broadband, Inc., 101 Courageous Drive, League City, Texas 77573, no later than October 30, 2006.

OTHER MATTERS

All shareholders of record at the close of business on February 17, 2006, the record date for the determination of shareholders entitled to vote at the Annual Meeting, are concurrently being sent a copy of the Company’s Annual Report, including financial statements for the fiscal year ended August 31, 2005.

The expense of preparing, printing and mailing the Notice of Meeting and Proxy material and all other expenses of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the directors, officers and regular employees of the Company, who will receive no compensation in addition to their regular salary, if any, may solicit proxies by mail, telegraph, telephone, or personal interview. The Company will also reimburse brokerage firms, banks, trustees, nominees and other persons for their expenses in forwarding proxy material to the beneficial owners of shares held by them of record.

Management knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of Meeting. However, if any such matter shall properly come before the meeting, the persons named in the enclosed proxy form will vote the same in accordance with their best judgment.

By Order of the Board of Directors

Richard Sanger, Jr.
Corporate Secretary

March ___, 2006

Appendix A

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
EAGLE BROADBAND, INC.

ARTICLE I

The name of the Corporation is Eagle Broadband, Inc.

ARTICLE II

The period of its duration is perpetual.

ARTICLE III

The purpose or purposes for which the Corporation is organized are:

(a)
To manufacture, repair, buy, sell, service, install, deal in, and to engage in, conduct and carry on the business of manufacturing, repairing, buying, selling, servicing, installing, importing, exporting, and dealing in goods, wares and merchandise of every class and description throughout the world.

(b)
To contract for erection, construction, repair, or improvement of any building, structure or improvement, public or private, and to erect, construct, repair or improve same or any part thereof, and to acquire, own and prepare for use any materials for said purposes.

(c)
To do any or all things necessary or incident to the business of the Corporation and to exercise and possess the powers herein set forth as fully as natural persons, whether as principal, agent or otherwise.

(d)	To engage in the transaction of any and all lawful business for which corporations may be incorporated under the Act.

ARTICLE IV

The total number of shares of stock which the Corporation shall have authority to issue is 350,000,000 shares of common stock, par value $.001 per share (“Common Stock”) and 5,000,000 shares of preferred stock, par value $.001 per share (“Preferred Stock”).

Simultaneously with the effective date of this Amended and Restated Articles of Incorporation (the “Effective Date”), all issued and outstanding shares of Common Stock (“Existing Common Stock”) shall be and hereby are automatically combined and reclassified as follows: each 35 shares of Existing Common Stock shall be combined and reclassified (the “Reverse Split”) as one share of issued and outstanding Common Stock (“New Common Stock”), provided that there shall be no fractional shares of New Common Stock. In the case of any holder of fewer than 35 shares of Existing Common Stock or any number of shares of Existing Common Stock which, when divided by 35, does not result in a whole number (a “Fractional Share Holder”), the fractional share interest of New Common Stock held by such Fractional Share Holder as a result of the Reverse Split shall be rounded to the nearest integer. Each fractional share interest of New Common Stock held by a Fractional Share Holder, which is less than one-half (½) of a share of New Common Stock, and as a result is rounded to zero, shall be cancelled.

The Corporation shall, through its transfer agent, provide certificates representing New Common Stock to holders of Existing Common Stock in exchange for certificates representing Existing Common Stock. From and after the Effective Date, certificates representing shares of Existing Common Stock are hereby canceled and shall represent only the right of the holders thereof to receive New Common Stock to the extent provided herein.

From and after the Effective Date, the term “New Common Stock” as used in this Article IV shall mean Common Stock as provided in the Amended and Restated Articles of Incorporation.

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation (“Board of Directors”) prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting power, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Texas.

Subject to all of the rights of the Preferred Stock or any series thereof described in appropriate articles of incorporation, the holders of the Common Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, out of funds legally available therefore, the dividends payable in cash, common stock, or otherwise.

ARTICLE V

The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received, which sum is not less than One Thousand Dollars ($1,000.00).

ARTICLE VI

The office address of the Corporation’s registered office is c/o C T Corporation System, 1021 Main Street, Suite 1150, Houston, Texas 77002, and the name of the registered agent at such address is C T Corporation System.

ARTICLE VII

Section 1. Initial Board of Directors. The number of directors constituting the Board of Directors of the Corporation is three (3) who need not be residents of the State of Texas or shareholders of the Corporation

Section 2. Names and Addresses. The names and addresses of the persons who are elected to serve as directors until their successors have been elected and qualified are:

Name	Address
H. Dean Cubley	910 Gemini Houston, Texas 77058
Christopher W. Futer	910 Gemini Houston, Texas 77058

    Section 3. Increase or Decrease of Directors. The number of directors may be increased or decreased from time to time by amendment to the Bylaws; but no decrease shall have the effect of shortening the term of any incumbent director, and the number of directors shall not be decreased to less than two (2) directors. In the absence of a Bylaw fixing the number of directors, the number shall be three (3).

ARTICLE VIII

Preemptive rights shall not be permitted.

ARTICLE IX

Provisions for the regulations of the internal affairs of the Corporation are:

Section 1. Voting Rights, Voting for Directors. Upon each matter submitted to a vote at every meeting of the shareholders of the Corporation, every holder of common stock shall be entitled to one (1) vote for each share of common stock standing in his name on the books of the Corporation At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. It is expressly prohibited for any shareholder to cumulate his votes in any election of directors.

Section 2. Bylaws. The initial Bylaws of the Corporation shall be adopted by its Board of Directors. The Board of Directors shall have the power to alter, amend or repeal the Bylaws from time to time, subject to the reserved power of the shareholders at any meeting of the shareholders to alter, amend or repeal any provision of the Bylaws or to adopt new Bylaws.

ARTICLE X

No director of the Corporation shall be liable to the Corporation or its shareholders or members for monetary damages for any act or omission in such director's capacity as a director, except for (i) a breach of such director's duty of loyalty to the Corporation or its shareholders or members; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation, or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

ARTICLE XI

The Corporation shall indemnify all current and former directors and officers of the Corporation to the fullest extent of the applicable law, including, without limitation, Article 2.02-1 of the Texas Business Corporation Act.

ARTICLE XII

Any action required by the Texas Business Corporation Act, as amended, to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of shareholders of the Corporation, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

ARTICLE XIII

    Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or a committee thereof, the Chairman of the Board, President, or by the holders of at least 30% of all the shares entitled to vote at the proposed special meeting.

ARTICLE XIV

Without necessity for action by its shareholders, the Corporation may purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

ARTICLE XV

Section 1. The holders of at least a majority of the shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders of the Corporation.

Section 2. No contract or other transaction between the Corporation and one or more of its directors, officers or security holders or between the Corporation and another corporation, partnership, joint venture, trust or other enterprise of which one or more of the Corporation's directors, officers or security holders are security holders, members, officers, directors or employees or in which they are otherwise interested, directly or indirectly, shall be invalid solely because of such relationship or solely because such a director, officer or security holder is present or participates in any meeting of the Board of Directors or Committee thereof authorizing the contract or other transaction or solely because his or their votes are counted for such purpose if (a) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the Board of Directors or committee thereof, and such board or committee in good faith authorizes the contract or other transaction by the affirmative vote of a majority of the disinterested directors even though the disinterested directors are less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or other transaction are known or disclosed to the shareholders entitled to vote thereon, and the contract or other transaction is approved in good faith by a vote of the shareholders; or (c) the contract or other transaction is fair as to the Corporation as of the time the Corporation enters into such contract or other transaction.

101 COURAGEOUS DRIVE LEAGUE CITY, TX 77573
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Eagle Broadband, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Eagle Broadband, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: EGLBR1 KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

EAGLE BROADBAND, INC.
1. To elect seven directors to three classes to serve until their respective terms expire or until their respective successors have been elected or appointed.
CLASS I NOMINEES
(1) David Micek
(2) Robert L. Bach
CLASS II NOMINEES
(3) Dr. Glenn A. Goerke
(4) Lorne E. Persons, Jr..
(5) Dr. H. Dean Cubley
CLASS III NOMINEES
(6) C. J. (Jim) Reinhartsen
(7) Judge James D. Yarbrough
For Withhold For All All All Except ☐ ☐ ☐	To withhold authority to vote for any individual nominee or nominees, mark "All for Except" and write the nominee's name on the line below. __________________________________

For	Against	Abstain

2. To approve an amendment to the Articles of Incorporation to effect a one-for-thirty-five reverse stock split of all outstanding shares of the company's common stock.           ☐     ☐    ☐

3. To ratify the appointment of Lopez, Blevins, Bork & Associates, LLP, as our independent registered public accounting firm for fiscal 2006.                                                            ☐     ☐    ☐

4. To act upon such other matters, if any, as may properly come before the meeting or any adjournments or postponements thereof.                                                                            ☐     ☐    ☐

YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING AND ENSURE THAT YOUR VOTE IS RECORDED PROMPTLY, YOU ARE REQUESTED TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE MEETING.

------------------------------------------------------      ---------------------------------                                                  ------------------------------------------------------      ---------------------------------
Signature [PLEASE SIGN WITHIN BOX]     Date                                                                                     Signature (Joint Owners)                                  Date

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FORM OF PROXY
EAGLE BROADBAND, INC.
ANNUAL MEETING OF SHAREHOLDERS
EAGLE BROADBAND, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned shareholder of Eagle Broadband, Inc. (“the Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and appoints C. J. Reinhartsen or David Micek and each of them, with full power of substitution, as Proxy or Proxies to vote as specified in this Proxy all the shares of common stock of the Company of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the South Shore Harbour Resort and Conference Center, 2500 South Shore Blvd., League City, Texas, 77573 on April 18, 2006, 1:30 p.m.., Central Time, and any and all adjournments or postponements thereof. Either of such Proxies or substitutes shall have and may exercise all of the powers of said Proxies hereunder. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL ONE, VOTED FOR THE APPROVAL OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION UNDER PROPOSAL TWO, VOTED FOR THE RATIFICATION OF LOPEZ, BLEVINS, BORK & ASSOCIATES, LLP AS OUR AUDITORS UNDER PROPOSAL THREE, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED SHAREHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

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